Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher rfisher@hlth.com 201-414-2002	Jennifer Newman jnewman@hlth.com 212-624-3912
HLTH ANNOUNCES AGREEMENT TO SELL VIPS UNIT
TO GENERAL DYNAMICS FOR $225 MILLION
ELMWOOD PARK, NJ (June 3, 2008) — HLTH Corporation (Nasdaq: HLTH) today announced that it has entered into a definitive agreement to sell its ViPS segment to General Dynamics Information Technology, Inc., a wholly-owned subsidiary of General Dynamics Corporation (NYSE: GD) for $225 million in cash. The closing is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act.
ViPS provides healthcare data management, analytics, decision-support and process automation solutions and related information technology services to governmental, Blue Cross Blue Shield and commercial healthcare payers. ViPS’ solutions and services help its clients improve patient outcomes, increase customer satisfaction and reduce costs.
Merger with WebMD
As previously announced, HLTH and WebMD entered into a definitive merger agreement on February 20, 2008. The agreement provides that HLTH will be merged into WebMD, with each outstanding share of HLTH common stock to be converted into 0.1979 shares of WebMD common stock and $6.89 in cash, subject to certain adjustments. Completion of the merger is conditioned upon, among other things, completion of SEC review of the proxy statement/prospectus, the completed sale of either ViPS or Porex and the approval of the stockholders of both HLTH and WebMD. HLTH and WebMD currently expect to hold stockholder meetings in September to seek necessary approvals.
Jefferies & Company, Inc. acted as exclusive financial advisor to HLTH Corporation in the sale of ViPS and has also been engaged to complete the sale process for Porex.
About HLTH
HLTH Corporation (NASDAQ: HLTH) owns 84% of WebMD Health Corp. (NASDAQ: WBMD). WebMD is the leading provider of health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-

focused publications. HLTH also owns Porex, a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
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This press release does not constitute an offer of any securities for sale. In connection with the proposed merger, HLTH and WebMD expect to file, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about HLTH and WebMD and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by HLTH and WebMD with the SEC at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: the closing of the sale transaction relating to ViPS (the “ViPS Sale”); the merger transaction between HLTH and WebMD (the “Merger Transaction”); and the potential sale transaction with respect to Porex (the “Potential Porex Sale”). These statements speak only as of the date of this press release, are based on HLTH’s current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward- looking statements. These risks and uncertainties include those relating to: changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. In addition, there can be no assurances: regarding whether HLTH will be able to complete the Merger Transaction or the ViPS Sale or as to the timing of such transactions; or regarding the timing or terms of the Potential Porex Sale. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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WebMD(R), WebMD Health(R), POREX(R) and ViPS(SM) are trademarks of HLTH Corporation or its subsidiaries.